SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549





                                 FORM 8-K

                              CURRENT REPORT




                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported): April 18, 2003



                        Federal Signal Corporation
          (Exact name of registrant as specified in its charter)


 Delaware                           0-693                      36-1063330

(State or other jurisdiction     (Commission File            (IRS Employer
  of incorporation)                 Number)                  Identification No.)


              1415 W. 22nd Street, Oak Brook,Illinois        60523
              (Address of principal executive offices)     (Zip Code)


                            (630) 954-2000
          (Registrant's telephone number, including area code)






Item 9.  Regulation FD Disclosure

On April 14, 2003, the Registrant issued the following news release:


                           FEDERAL SIGNAL CORPORATION
                             TAKEN OFF CREDIT WATCH;
                   RECONFIRMS FIRST QUARTER EARNINGS GUIDANCE


     Oak Brook, Illinois, April 14, 2003 - Federal Signal Corporation today announced that Standard and Poor's had taken the company off credit watch and reduced the short-term debt rating to A-3. Fitch Ratings recently reconfirmed their short-term rating of F-2. The company expects the impact of the announcement to modestly increase the borrowing cost from current levels on about $200 million of short-term debt by less than 1% per annum. The rating has no impact on liquidity.

     The company separately confirmed first quarter earnings guidance of $.12 to $.16 per share. First quarter earnings are scheduled for release before markets open on Tuesday, April 22, 2003 and later that day, the company will host a conference call at 11:00 a.m. Eastern Time to highlight results of the first quarter, and discuss the company's outlook. The call will last approximately one hour. You may listen to the conference call over the Internet through the company's website at http://www.federalsignal.com. To listen to the call live, we recommend you go to the website at least fifteen minutes in advance to register and to download and install (if necessary) the required free audio software. If you are unable to listen to the live broadcast, a replay accessible from our website will be available shortly after the call concludes through 5:00 p.m. Eastern Time, Tuesday, April 29, 2003.

     Federal Signal Corporation is a global manufacturer of leading niche products in four operating groups: environmental vehicles and related products, fire rescue vehicles, safety and signaling products, and consumable industrial tooling. Based in Oak Brook, Illinois, the company's shares are traded on the New York Stock Exchange under the symbol FSS.

     This release contains various forward-looking statements as of the date hereof and we undertake no obligation to update these statements regardless of new developments or otherwise. Statements in this release that are not historical are forward-looking statements. Such statements are subject to various risks and uncertainties that could cause actual results to vary materially from those stated. Such risks and uncertainties include but are not limited to: economic conditions in various regions, product and price competition, supplier and raw material prices, foreign currency exchange rate changes, interest rate changes, litigation results, legal and regulatory developments such as the FIRE Act grant program and other risks and uncertainties described in filings with the Securities and Exchange Commission.




                                           SIGNATURES



                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                  FEDERAL SIGNAL CORPORATION



      Dated:  April 18, 2003                    By:  /s/ Joseph J. Ross

                                                   Joseph J. Ross
                                                   Chairman and
                                                   Chief Executive Officer